As filed with the Securities and Exchange Commission on September 30, 1998
                                           Registration Statement No.    -
          Post-Effective Amendment No. 1 to Registration Statement No. 33-53234
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------
                    BELL ATLANTIC -- WASHINGTON, D.C., INC.
             (Exact Name of Registrant as Specified in Its Charter)
                                ----------------

               New York                                      53-0046277
   (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                      Identification Number)

         1710 H Street, N.W.                                 Neil D. Olson
        Washington, D.C. 20006                                 Treasurer
            (202) 392-9900                      Bell Atlantic -- Washington, D.C., Inc.
    (Address, including zip code,                     1095 Avenue of the Americas
   and telephone number, including                          (212) 395-1344
 area code, of Registrant's principal                  New York, New York 10036
          executive offices)                      (Name, address, including zip code,
                                                       and telephone number,
                                              including area code, of agent for service)



                                   Copies to:
               P. Alan Bulliner                            Raymond W. Wagner
Associate General Counsel and Corporate Secretary     Simpson Thacher & Bartlett
           Bell Atlantic Corporation                    425 Lexington Avenue
          1095 Avenue of the Americas                  New York, New York 10017
         New York, New York 10036
                                  ------------


      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                 ----------------
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           ----------------
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                   ----------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------



                                                  Proposed Maximum    Proposed Maximum     Amount of
    Title of Each Class of       Amount to be      Offering Price    Aggregate Offering   Registration
 Securities to be Registered   Registered(1)(3)      Per Unit(2)          Price(2)           Fee(3)
------------------------------------------------------------------------------------------------------
Debt Securities ............. $40,000,000              100%         $40,000,000          $11,800
------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(1) Or, if the securities registered hereby are issued (i) with an initial offering price denominated in a foreign currency or currency unit, such amount as shall result in aggregate gross proceeds not in excess of $40,000,000 to the Registrant at the time of initial offering, or (ii) at an original issue discount, such greater amount as shall result in aggregate gross proceeds not in excess of $40,000,000 to the Registrant.
(2) Estimated solely for calculating the registration fee.
(3) An aggregate amount of $60,000,000 of Debt Securities previously registered pursuant to Registration Statement No. 33-53234 is being included in the Prospectus filed with this Registration Statement. The Registrant previously paid a filing fee with respect to such Debt Securities in the amount of $18,750.

     Pursuant to Rule 429 under the Securities Act of 1933, as amended, the form of Prospectus included in this Registration Statement is a combined Prospectus which also relates to an aggregate remaining amount of $60,000,000 of Debt Securities previously registered under Registration Statement on Form S-3 (No. 33-53234). This Registration Statement is a new Registration Statement, constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-53234, and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933, as amended.
                               ----------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                SUBJECT TO COMPLETION, DATED            , 1998

P R O S P E C T U S






                                 $100,000,000



                     Bell Atlantic--Washington, D.C., Inc.



                                Debt Securities




     Bell Atlantic--Washington, D.C., Inc. ("Company") may offer from time to time in one or more series not more than $100,000,000 (or its equivalent in foreign denominated currencies or foreign currency units or other composite currencies) aggregate principal amount of its debt securities ("Securities"), on terms to be determined at the time the Securities are offered for sale. The Securities may be offered for sale directly to purchasers and may also be offered through underwriters, dealers or agents.




     The terms of the Securities, including, where applicable, the specific designation, aggregate principal amount, currency or currencies in which the principal, interest, if any, and premium, if any, are payable, authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, if any, whether the Securities are issuable in registered form or bearer form or both, any redemption terms, the initial public offering price, the net proceeds to the Company from the sale of the Securities, the names of any underwriters or agents, any compensation to such underwriters or agents and any other specific terms in connection with the offering and sale of the Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement").


     The Securities may be issued in registered or bearer form. In addition, all or a portion of the Securities of a series may be issued in global form. Subject to certain exceptions, Securities in bearer form will not be offered, sold or delivered to persons within the United States or to United States persons. See "Limitations on Issuance of Bearer Securities."




                               ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
 A CRIMINAL OFFENSE.          , 1998


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                               ----------------

     No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus or any Prospectus Supplement in connection with the offer made by this Prospectus or any Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any underwriter, dealer or agent. This Prospectus and any Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any of the Securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This Prospectus and any Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any Securities other than those to which they relate. The delivery of this Prospectus and any Prospectus Supplement at any time does not imply that the information herein or therein is correct as of any time subsequent to its date.


                               ----------------
                             AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission ("SEC"). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, as well as at the following SEC Regional Offices: Seven World Trade Center, New York, NY 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Such material can also be inspected at the New York Stock Exchange, on which certain of the Company's debt securities are listed. Copies can be obtained from the SEC by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. The SEC also maintains a Web site (http://www.sec.gov) that contains reports and other information regarding the Company.

     The Company has filed with the SEC Registration Statements on Form S-3 (together with all amendments and exhibits thereto, "Registration Statements") under the Securities Act of 1933, as amended ("Securities Act") covering the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the Registration Statements.


                               ----------------
                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company with the SEC (File No. 1-7368) and are hereby incorporated herein by reference:


   (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

   (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Copies of the above documents (excluding exhibits to such documents, unless such exhibits are specifically incorporated by reference therein) may be obtained upon written or oral request without charge by each person, including any beneficial owner of any Security, to whom this Prospectus is delivered, from the Director--External Reporting, Bell Atlantic Corporation, 31st Floor, 1717 Arch Street, Philadelphia, PA 19103 (telephone number 215-963-6360).

                                  THE COMPANY

     The Company, incorporated in 1883 under the laws of the State of New York, has its principal executive offices at 1710 H Street, N.W., Washington, DC 20006 (telephone number 202 392-9900).


     The Company is engaged in the business of providing telecommunications services in Washington, DC. Since January 1, 1984, the Company has been a wholly owned subsidiary of Bell Atlantic Corporation ("Bell Atlantic"), one of the regional holding companies formed by American Telephone and Telegraph Company ("AT&T") in connection with the court-ordered divestiture by AT&T of certain portions of its 22 wholly-owned operating telephone companies.

     On August 14, 1997, Bell Atlantic and NYNEX Corporation ("NYNEX"), another of the regional holding companies, consummated a merger whereby NYNEX became a subsidiary of Bell Atlantic and NYNEX shareowners received 0.768 of a share of Bell Atlantic common stock for each share of NYNEX common stock owned.

     On July 28, 1998, Bell Atlantic and GTE Corporation announced a planned merger of equals between the two companies. As a result of this announcement, the long-term debt ratings of certain of Bell Atlantic's telephone subsidiaries, including the Company, have been placed on "review for possible downgrade" by Moody's Investors Services and on "CreditWatch with negative implications" by Standard & Poor's Ratings Group. Duff & Phelps Credit Rating Co. has reaffirmed its long-term debt ratings of certain of Bell Atlantic's telephone subsidiaries, including the Company.

                                USE OF PROCEEDS

     The Company intends to use the proceeds from the sale of the Securities to repay short-term and/or long-term debt, to refinance outstanding long-term debt and/or for general corporate purposes. If market conditions are such that the Company determines it is in its best interests to refinance long-term debt, the Company would consider redeeming, repurchasing or refinancing, in whole or in part, one or more outstanding issues identified in the Prospectus Supplement relating to the particular series of Securities being offered hereby.


                      RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges of the Company for the periods indicated. The ratios of earnings to fixed charges for the years ended December 31, 1993-97 have been derived from audited financial statements and the ratio for the six months ended June 30, 1998 has been derived from unaudited financial statements.


                                    Years Ended December 31,
 Six Months Ended   ---------------------------------------------------------
  June 30, 1998        1997        1996        1995        1994        1993
-----------------   ---------   ---------   ---------   ---------   ---------
        9.68            4.23        4.43        2.99        3.97        3.27



     For the purpose of this ratio: (i) earnings have been calculated by adding interest expense and the estimated interest portion of rentals to income before the provision for income taxes, extraordinary items and cumulative effect of changes in accounting principles; and (ii) fixed charges are comprised of interest expense, the estimated interest portion of rentals and interest capitalized on construction.

                           DESCRIPTION OF SECURITIES

     The following description sets forth certain general terms and provisions of the Securities to which any Prospectus Supplement may relate. The particular terms and provisions of the series of Securities offered by a Prospectus Supplement, and the extent to which such general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement relating to such series of Securities.


     The Securities are to be issued under an Indenture ("Indenture"), dated as of February 1, 1993, between the Company and Crestar Bank, Trustee ("Trustee"). The following summaries of certain provisions of the Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definition therein of certain terms. Particular sections of the Indenture which are relevant to the discussion are cited parenthetically. Wherever particular sections or defined terms of the Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

General

     The Indenture does not limit the amount of Securities which can be issued thereunder and additional debt securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by, or pursuant to a resolution of, the Company's Board of Directors or by a supplemental indenture (Sections 2.01, 2.02 and 2.03). Reference is made to the Prospectus Supplement for the following terms of the particular series of Securities being offered hereby: (i) the title of the Securities of the series;
(ii) any limit upon the aggregate principal amount of the Securities of the series; (iii) the date or dates on which the principal of the Securities of the series will be payable; (iv) the rate or rates (or manner of calculation thereof), if any, at which the Securities of the series will bear interest, the date or dates from which any such interest will accrue and on which such interest will be payable, and, with respect to Securities of the series in registered form, the record date for the interest payable on any interest payment date; (v) the place or places where the principal of and interest, if any, on the Securities of the series will be payable; (vi) any redemption or sinking fund provisions; (vii) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which will be payable upon declaration of acceleration of the maturity thereof, (viii) whether the Securities of the series will be issuable in registered or bearer form or both, any restrictions applicable to the offer, sale or delivery of Securities in bearer form ("bearer Securities") and whether and the terms upon which bearer Securities will be exchangeable for Securities in registered form ("registered Securities") and vice versa; (ix) whether and under what circumstances the Company will pay additional amounts on the Securities of the series held by a person who is not a United States person (as defined below) in respect of taxes or similar charges withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts; (x) the currency or currencies, which may be a composite currency, of payment of principal of and premium, if any, and interest on the Securities, if other than U.S. dollars; (xi) the extent to which any Securities will be issuable in temporary or permanent global form, and the manner in which any payments on a temporary or permanent global Security will be made; and
(xii) any additional provisions or other special terms not inconsistent with the provisions of the Indenture, as supplemented from time to time including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Securities of such series. To the extent not described herein, principal and interest, if any, will be payable, and the Securities of a particular series will be transferable, in the manner described in the Prospectus Supplement relating to such series. "Principal" when used herein includes, when appropriate, the premium, if any, on the Securities.


     Each series of Securities will constitute unsecured and unsubordinated indebtedness of the Company and will rank on a parity with the Company's other unsecured and unsubordinated indebtedness.


     Under the terms of the Indenture, Securities of any series may be issued as registered Securities or bearer Securities or both as specified in the terms of the series (Section 2.01). Unless otherwise indicated in the Prospectus Supplement, Securities will be issued in denominations of $1,000 and integral multiples thereof and bearer Securities will not be offered, sold, resold or delivered to United States persons in connection with their original issuance. See "Limitations on Issuance of Bearer Securities."

     In connection with the sale during the "restricted period" as defined in
Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations (generally, the first 40 days after the closing date and, with respect to unsold allotments, until sold), no bearer Security shall be mailed or otherwise delivered to any location in the United States (as defined under "Limitations on Issuance of Bearer Securities"). A bearer Security in definitive form (including an interest in a permanent global Security) may be delivered only if the person entitled to receive such bearer Security furnishes written certification (an "Owner Tax Certification") to the effect that such bearer Security is not owned by or on behalf of a United States person (as defined under "Limitations on Issuance of Bearer Securities"), or, if a beneficial interest in such bearer Security is owned by or on behalf of a United States person, that such United States person (i) acquired and holds the bearer Security through a foreign branch of a United States financial institution,
(ii) is a foreign branch of a United States financial institution purchasing for its own account or resale (and, in either case (i) or (ii), such financial institution agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended ("Code"), and the regulations thereunder) or (iii) is a financial institution purchasing for resale during the restricted period which certifies that it has not acquired such bearer Security for purposes of resale to a United States person or a person within in the United States. See "Limitations on Issuance of Bearer Securities".

     Bearer Securities and the coupons related thereto will be transferable by delivery (Section 2.08(e)).


     If appropriate, federal income tax consequences applicable to a series of Securities will be described in the Prospectus Supplement relating thereto.


Exchange of Securities

     Registered Securities may be exchanged for an equal aggregate principal amount of registered Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered Securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent (Section 2.08(a)).


     To the extent permitted by the terms of a series of Securities authorized to be issued in registered form and bearer form, bearer Securities may be exchanged for an equal aggregate principal amount of registered or bearer Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the bearer Securities with all unpaid coupons relating thereto at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent (Section 2.08(b)).


Payment and Paying Agents
     Interest, if any, on registered Securities shall be paid on each interest payment date for such Securities to the holder thereof at the close of business on the relevant record dates specified in the Securities of such series. Interest may be payable by check mailed to such holder's address as it appears on the register for such Securities. Principal of registered Securities shall be payable only against presentation and surrender thereof at the office of the paying agent (as defined below), unless the Company shall have otherwise instructed the Trustee in writing (Section 2.05(b)).


     To the extent provided in the Securities of a series, payment of (i) interest, if any, on bearer Securities will be paid only against presentation and surrender of the coupons for such interest installments as are evidenced thereby as they mature and (ii) original issue discount (as defined in the Code), if any, on bearer Securities will be paid only against presentation and surrender of such Securities (and in either case, at the office of the paying agent located outside of the United States, unless the Company shall have otherwise instructed the Trustee in writing); provided, that no interest will be payable on any bearer Security (including a Global Security issued in temporary bearer form) until the Owner Tax Certification described under "--General" is delivered to Euroclear or Cedel Bank and Euroclear or Cedel Bank delivers a certification in the form required by the Indenture (a "Depositary Tax Certification") to the Company or its agent. No payment with respect to any bearer Security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. If at the time that payment of principal of, interest, if any, or original issue discount, if any, on a bearer Security or coupon shall become due, the payment of the full amount so payable at the office or offices of all paying agents outside the United States is illegal or effectively precluded because of the imposition of exchange controls or other similar restrictions on the payment of such amount in United States currency, then the Company may instruct the Trustee to make such payments at the office of the paying agent located in the United States; provided, that provision for such payment in the United States would not cause such bearer Security to be treated as a "registration-required obligation" under United States law and regulations (Section 2.05(c)).


     The Company shall maintain in the United States an office or agency where Securities which are issued solely as registered Securities may be presented for payment ("paying agent"). With respect to any series of Securities issued in whole or in part as bearer Securities, the Company shall maintain one or more paying agents located outside the United States and shall maintain such paying agents for a period of two years after the principal of such bearer Securities has become due and payable. During any period thereafter for which it is necessary in order to conform to United States tax laws or regulations, the Company will maintain a paying agent outside the United States to which the bearer Securities or coupons appertaining thereto may be presented for payment. The Company may appoint one or more additional paying agents and may terminate the appointment of any paying agent at any time upon written notice. If the Company fails to maintain a paying agent, the Trustee shall act as such (Section 2.04).

Global Securities
     The Securities of a series may be issued in whole or in part in the form of one or more global Securities that will be deposited with or on behalf of a depositary identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

     The specific terms of the depositary arrangement with respect to any Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

     Unless otherwise specified in an applicable Prospectus Supplement, Securities which are to be represented by a global Security in registered form to be deposited with or on behalf of a depositary will be registered in the name of such depositary or its nominee. Upon the issuance of a global Security in registered form, the depositary for such global Security will credit the respective principal amounts of the Securities represented by such global Security to the accounts of institutions that have accounts with such depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such Securities or by the Company, if such Securities are offered and sold directly by the Company. Ownership of beneficial interests in such global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such global Securities will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for such global Security. Ownership of beneficial interests in global Securities by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global Security.

     So long as the depositary for a global Security in registered form, or its nominee, is the registered owner of such global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in such global Securities will not be entitled to have Securities of the series represented by such global Security registered in their names, will not receive or be entitled to receive physical delivery of Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payment of principal of, premium, if any, and any interest on Securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global Security. Neither the Company, the Trustee, any paying agent nor the registrar for such Securities shall owe any duty or obligation to any beneficial owner of any Security or have any responsibility or liability for any aspect of the records or notices relating to or payments made on account of beneficial ownership interests in a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the depositary for a permanent global Security in registered form, upon receipt of any payment of principal, premium or interest in respect of a permanent global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global Security as shown on the records of such depositary. The Company also expects that payments by participants to owners of beneficial interests in such global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with Securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

     A global Security in registered form may not be transferred except as a whole by the depositary for such global Security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary of any such nominee to a successor of such depositary or a nominee of such successor. If a depositary for a permanent global Security in registered form is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Securities in definitive registered form in exchange for the global Security or Securities representing such

Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Securities in registered form represented by one or more global Securities and, in such event, will issue Securities in definitive form in exchange for all of the global Securities representing such Securities. Further, if the Company so specifies with respect to the Securities of a series, an owner of a beneficial interest in a global Security representing Securities of such series may, on terms acceptable to the Company and the depositary for such global Security, receive Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a global Security will be entitled to physical delivery in definitive form of Securities of the series represented by such global Security equal in principal amount to such beneficial interest and to have such Securities registered in its name (if the Securities of such series are issuable as registered Securities). Securities of such series so issued in definitive form will be issued as either registered or bearer Securities if the Securities of such series are issuable in either form. See, however, "Limitation on Issuance of Bearer Securities" below for a description of certain restrictions on the issuance of a bearer Security in definitive form in exchange for an interest in a global Security.



Lien on Assets
     The Company covenants in the Indenture that, if at any time the Company mortgages, pledges or otherwise subjects to any lien the whole or any part of any property or assets now owned or hereafter acquired by it, except as herein provided, the Company shall secure the outstanding Securities, and any other obligations of the Company which may then be outstanding and entitled to the benefit of a covenant similar in effect to this covenant, equally and ratably with the indebtedness or obligations secured by such mortgage, pledge or lien, for as long as any such indebtedness or obligation is so secured. This covenant does not apply to the creation, extension, renewal or refunding of purchase-money mortgages or liens, or other liens to which any property or asset acquired by the Company is subject as of the date of its acquisition by the Company, or to the making of any deposit or pledge to secure public or statutory obligations or with any governmental agency at any time required by law in order to qualify the Company to conduct its business or any part thereof or in order to entitle it to maintain self-insurance or to obtain the benefits of any law relating to workmen's compensation, unemployment insurance, old age pensions or other social security, or with any court, board, commission or governmental agency as security incident to the proper conduct of any proceeding before it. Nothing contained in the Indenture prevents a person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company from mortgaging, pledging or subjecting to any lien any property or assets, whether or not acquired from the Company (Section 4.02).


Amendment and Waiver
     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented by the Company and the Trustee with the consent of the holders of a majority in principal amount of the outstanding Securities of each series affected by the amendment or supplement (with each series voting as a class), or compliance with any provision may be waived with the consent of the holders of a majority in principal amount of the outstanding Securities of each series affected by such waiver (with each series voting as a class). However, without the consent of each Securityholder affected, an amendment or waiver may not (i) reduce the amount of Securities whose holders must consent to an amendment or waiver; (ii) change the rate of or change the time for payment of interest on any Security; (iii) change the principal of or change the fixed maturity of any Security; (iv) waive a default in the payment of the principal of or interest on any Security; (v) make any Security payable in money other than that stated in the Security; or (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Securities (Section 9.02). The Indenture may be amended or supplemented without the consent of any Securityholder (i) to cure any ambiguity, defect or inconsistency in the Indenture or in the Securities of any series; (ii) to provide for the assumption of all the obligations of the Company under the Securities and any coupons related thereto and the Indenture by any corporation in connection with a merger, consolidation, transfer or lease of the Company's property and assets substantially as an entirety, as provided for in the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to make any change that does not adversely affect the rights of any Securityholder; (v) to provide for the issuance of and establish the form and terms and conditions of a series of Securities or to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of Securities; or (vi) to add to rights of Securityholders (Section 9.01).

Successor Entity
     The Company may not consolidate with or merge into, or transfer or lease its property and assets substantially as an entirety to, another entity unless the successor entity is a corporation and assumes all the obligations of the Company under the Securities and any coupons related thereto and the Indenture and, after giving effect thereto, no default under the Indenture shall have occurred and be continuing. Thereafter, except in the case of a lease, all such obligations of the Company terminate (Section 5.01).


Deposit of Money or Government Obligations to Pay Securities

     The Company has the right to terminate certain of its obligations under the Securities and the Indenture with respect to the Securities of any series or any installment of principal of or interest on the Securities of that series if the Company deposits with the Trustee, in trust for the benefit of the holders of the Securities of that series, money or obligations of the United States of America sufficient to pay, when due, principal and interest on the Securities of that series to maturity or redemption or such installment of principal or interest, as the case may be. In such event, however, the Company's obligation to pay the principal of and interest on the Securities shall survive (Section 8.01).

     Such deposit may be treated as a taxable exchange of the related Securities for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case, holders of such Securities would recognize gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Securities. The Company will indemnify each holder of such Securities against any tax, fee or other charge imposed or assessed against deposited cash or securities or the principal and interest received on such obligations (Section 8.04). Prospective investors are urged to consult their own tax advisors as to the specific consequences of deposit.



Events of Default
     The following events are defined in the Indenture as "Events of Default" with respect to a series of Securities: (i) default in the payment of interest on any Security of such series for 90 days; (ii) default in the payment of the principal of any Security of such series; (iii) failure by the Company for 90 days after notice to it to comply with any of its other agreements in the Securities of such series, in the Indenture or in any supplemental indenture under which the Securities of that series may have been issued; and (iv) certain events of bankruptcy or insolvency (Section 6.01). If an Event of Default occurs with respect to the Securities of any series and is continuing, the Trustee or the holders of at least 25% in principal amount of all of the outstanding Securities of that series may declare the principal (or, if the Securities of that series are original issue discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be due and payable. Upon such declaration, such principal (or, in the case of original issue discount Securities, such specified amount) and all accrued interest thereon shall be due and payable immediately (Section 6.02).

     Securityholders may not enforce the Indenture or the Securities, except as provided in the Indenture (Section 6.06). The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities (Section 7.01(e)). Subject to certain limitations, holders of a majority in principal amount of the Securities of each series affected (with each series voting as a class) may direct the Trustee in its exercise of any trust power (Section 6.05). The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests (Section 7.05). The Company is not required under the Indenture to furnish any periodic evidence as to the absence of default or as to compliance with the terms of the Indenture.


Concerning the Trustee

     The Company maintains banking relationships in the ordinary course of business with the Trustee. The Trustee also serves as trustee under indentures between the Company and the Trustee relating to the Company's Thirty Year 7-3/4% Debentures, due February 1, 2023.

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

     In compliance with United States federal tax laws and regulations, bearer Securities may not be offered or sold during the restricted period (as defined under "Description of Securities--General"), or delivered in definitive form in connection with a sale during the restricted period, in the United States or to a United States person (each as defined below), except to the extent permitted under Section 1.163-5(c)(2)(i)(D) of the United States Treasury Regulations (the "D" Rules). Any underwriters, agents and dealers participating in the offering of Securities must agree not to offer or sell bearer Securities in the United States or to United States persons, except to the extent permitted under the D Rules, nor deliver bearer Securities within the United States.

     Bearer Securities and their interest coupons will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code". The sections referred to in such legend provide that a United States person, with certain exceptions, will not be entitled to deduct any loss on bearer Securities and must treat as ordinary income any gain realized on a sale or other disposition of bearer Securities.

     Purchasers of bearer Securities may be affected by certain limitations under United States tax laws. See "United States Taxation--Backup Withholding."


     As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust which is subject to the supervision of a court within the United States and the control of a United States person as described in Section 7701(a)(30) of the Code. "United States" means the United States of America (including the States and the District of Columbia) and its possessions including Puerto Rico, the United States Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.


                             UNITED STATES TAXATION

     THE DISCUSSION SET FORTH BELOW IS INTENDED ONLY AS A SUMMARY OF CERTAIN OF THE UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES APPLICABLE TO THE OWNERSHIP OF SECURITIES BY UNITED STATES ALIENS AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION TO PURCHASE SECURITIES. SUCH DISCUSSION DOES NOT ADDRESS ANY TAX CONSEQUENCES THAT MAY BE RELEVANT TO INVESTORS THAT ARE NOT UNITED STATES ALIENS OR ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY OR NON-UNITED STATES JURISDICTION. OTHER SIGNIFICANT UNITED STATES FEDERAL INCOME TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PARTICULAR OFFERING OF SECURITIES WILL BE SET FORTH IN THE APPROPRIATE PROSPECTUS SUPPLEMENT. FURTHERMORE, THE DISCUSSION SET FORTH BELOW IS BASED ON THE CODE, REGULATIONS, RULINGS AND JUDICIAL DECISIONS AS OF THE DATE HEREOF, AND SUCH AUTHORITIES MAY BE REPEALED, REVOKED OR MODIFIED SO AS TO MAKE THE FOLLOWING ANALYSIS INAPPLICABLE. SPECIAL RULES MAY APPLY TO CERTAIN UNITED STATES ALIENS SUCH AS "CONTROLLED FOREIGN CORPORATIONS", "PASSIVE FOREIGN INVESTMENT COMPANIES" AND "FOREIGN PERSONAL HOLDING COMPANIES", THAT ARE SUBJECT TO SPECIAL TREATMENT UNDER THE CODE. IT IS RECOMMENDED THAT ALL PROSPECTIVE INVESTORS CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSIDERATIONS OF THIS OFFERING.

     Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

     (a) no withholding of United States federal income tax will be required with respect to the payment by the Company or any paying agent of principal, premium, if any, or interest (which for purposes of this discussion includes original issue discount ("OID")) on a Security owned by a United States Alien (as defined below), provided that, in the case of interest
    (i) the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of Section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) in the case of a registered Security, the beneficial owner satisfies the statement requirement (described generally below) set forth in Section 871(h) and Section 881(c) of the Code and the regulations thereunder, and (iv) the beneficial owner is not a bank whose receipt of interest on a Security is described in Section 881(c)(3)(A) of the Code;

     (b) no withholding of United States federal income tax will be required with respect to any gain or income realized by a United States Alien upon the sale, exchange or retirement of a Security; and

     (c) a Security beneficially owned by an individual who at the time of death is a United States Alien will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of Section 871(h)(3) of the Code and provided that the interest payments with respect to such Security would not have been, if received at the time of such individual's death, effectively connected with a United States trade or business of such individual.

     To qualify for the exemption from withholding tax in (a)(iii) above, the beneficial owner of a registered Security, or a financial institution holding the Security on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of the Company with a statement to the effect that the beneficial owner is not a United States person, citizen or resident. Currently, these requirements will be met if (1) the beneficial owner provides his name and address and certifies, under penalties of perjury, that he is not a United States person, citizen or resident (which certification may be made on an Internal Revenue Service Form W-8 or a successor form) or (2) a financial institution holding the Security on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. Under Treasury regulations finalized in 1997 (the "Final Regulations"), the statement requirement referred to in (a)(iii) above may also be satisfied with other documentary evidence for interest paid after December 31, 1999 with respect to an offshore account or through certain foreign intermediaries.

     Payments to United States Aliens not meeting the requirements of paragraph
(a) above and thus subject to 30% withholding of United States federal income tax may nevertheless be exempt from such withholding if the beneficial owner of the Security provides the Company with a properly executed (1) Internal Revenue Service Form 1001 (or a successor form) claiming an exemption from withholding under the benefit of a tax treaty or (2) Internal Revenue Service Form 4224 (or a successor form) stating that interest paid on the Security is not subject to withholding because it is effectively connected with the owner's conduct of a trade or business in the United States. Under the Final Regulations, United States Aliens will generally be required to provide Internal Revenue Service Form W-8 in lieu of Internal Revenue Service Form 1001 and Internal Revenue Service Form 4224, although alternative documentation may be applicable in certain situations.

     If a United States Alien is engaged in a trade or business in the United States and premium, if any, or interest (including OID) on a Security is effectively connected with the conduct of such trade or business, the United States Alien, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest and OID on a net income basis in the same manner as if it were a United States person (as defined above). In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such premium, if any, and interest (including OID) on a Security will be included in such foreign corporation's earnings and profits.

     Any gain or income realized upon the sale, exchange, retirement or other disposition of a Security generally will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the United States Alien, or (ii) in the case of a United States Alien who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met.

     As used herein, "United States Alien" means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.


Backup Withholding
     Under certain circumstances, the Company or its paying agent will have to report to the United States Internal Revenue Service payments of principal, interest, original issue discount, if any, and any premium. In addition, the Company or its paying agent may have to withhold 31% of such payments and deposit such amounts with the Internal Revenue Service ("backup withholding").

     Generally, no information reporting or backup withholding will be required with respect to payments by the Company or a paying agent to United States Aliens (1) if those payments are made outside of the United States on bearer Securities or (2) on registered Securities with respect to which a statement described in (a)(iii) above has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.

     In addition, backup withholding and information reporting will not apply if the principal of, premium, if any, OID, or interest on a Security is paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Security, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of a Security to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a United States trade or business, or, for taxable years beginning after December 31, 1999, if such nominee, custodian, agent or broker is a foreign partnership, in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or if the partnership is engaged in a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a United States person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption.

     Principal of, premium, if any, and interest on a Security paid to the beneficial owner of such Security by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of such Security, will be subject to both backup withholding and information reporting unless the beneficial owner provides the statement referred to in (a)(iii) above and the payor does not have actual knowledge that the beneficial owner is a United States person or otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such United States Alien's United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.



                             PLAN OF DISTRIBUTION

     The Company may sell the Securities being offered hereby: (i) directly to purchasers, (ii) through agents, (iii) through underwriters, (iv) through dealers or (v) through a combination of any such methods of sale.


     The distribution of the Securities may be effected from time to time in one or more transactions either (i) at a fixed price or prices, which may be changed, (ii) at market prices prevailing at the time of sale or (iii) at negotiated prices.


     Offers to purchase Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis. Agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.


     If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.


     Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the Securities remarketed thereby.

     Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business. Also, underwriters, dealers, agents, remarketing firms and other persons may be entitled, under agreements which may be entered into with the Company, to indemnification against, or contribution with respect to, certain civil liabilities, including liabilities under the Securities Act.

     Each underwriter, dealer, agent and remarketing firm participating in the distribution of any Securities that are issuable as bearer Securities will agree that it will not offer, sell or deliver, directly or indirectly, bearer Securities in the United States or to United States persons (other than qualifying financial institutions) in connection with the original issuance of such Securities.


     If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Company otherwise agrees, the aggregate principal amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except that the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to Contracts accepted by the Company.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

                                LEGAL OPINIONS


     The legality of the Securities offered hereby will be passed upon for the Company by John M. Walker, Vice President, General Counsel and Secretary and a Director of the Company, and for any underwriters, agents or purchasers by Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017. As of June 30, 1998, Mr. Walker owned beneficially 16,754 options to purchase shares of the Common Stock of Bell Atlantic and had approximately 1,005 shares credited to his account under the Bell Atlantic Savings Plan for Salaried Employees. Simpson Thacher & Bartlett will rely on the opinion of John M. Walker as to matters of Washington, D.C. law. Simpson Thacher & Bartlett from time to time has acted as counsel in certain matters for Bell Atlantic and certain of its subsidiaries.


                                    EXPERTS

     The balance sheets as of December 31, 1997 and 1996 and the statements of income and reinvested earnings (accumulated deficit) and cash flows for each of the three years in the period ended December 31, 1997 and the related financial statement schedule, all incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

       No person has been authorized to give any information or to make any representation other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date of such information.





                      ----------------------------------
                               TABLE OF CONTENTS





                      Prospectus
                                                        Page
                                                       -----
Available Information ................................   2
Incorporation of Documents by Reference ..............   2
The Company ..........................................   3
Use of Proceeds ......................................   3
Ratio of Earnings to Fixed Charges ...................   3
Description of Securities ............................   3
Limitations on Issuance of Bearer Securities .........   9
United States Taxation ...............................   9
Plan of Distribution .................................  11
Legal Opinions .......................................  13
Experts ..............................................  13




                                Bell Atlantic --

                             Washington, D.C., Inc.




                                 $100,000,000



                                Debt Securities

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.


Securities and Exchange Commission Filing Fee ....................  $  11,800
Rating Agency Fees ...............................................     40,000*
Fees and Expenses of Trustee, Registrar and Paying Agent .........     10,000*
Printing and Distributing Prospectus .............................     20,000*
Accountants' Fees and Expenses ...................................     20,000*
Legal and Blue Sky Fees and Expenses .............................     10,000*
Miscellaneous Expenses ...........................................     10,000*
                                                                    ---------
  Total ..........................................................  $ 121,800*
                                                                    =========


--------
* Estimated


Item 15. Indemnification of Directors and Officers.
     Pursuant to the New York Business Corporation Law ("BCL"), a director or officer of the Company is entitled, under specified circumstances, to indemnification by the Company against reasonable expenses, including attorneys' fees, incurred by him or her in connection with the defense of a civil or criminal proceeding to which he or she has been made, or threatened to be made, a party by reason of the fact that he or she was such director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is not available where the director or officer has been adjudged to have breached his or her duty to the Company or where he or she did not act in good faith. Specific court approval is required in some cases. The BCL further provides that the indemnification provided pursuant to it shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the certificate of incorporation or by-laws, or if authorized by the certificate of incorporation or by-laws, by an agreement or a resolution of shareholders or directors. In accordance with this provision, the By-Laws of the Company indemnify its directors and officers if and to the extent authorized or permitted by law and provide that the Company may advance expenses to such director or officer who meet specified standards. The foregoing statement is subject to the detailed provisions of Sections 715, 717 and 721-726 of the BCL, to which reference is hereby made.

     The directors and officers of the registrant are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

     Any underwriters, dealers or agents referred to in the prospectus contained in this registration statement will agree to indemnify the Company's directors and its officers who signed the registration statement against certain liabilities which might arise under the Securities Act of 1933 from information furnished to the registrant by or on behalf of any such indemnifying party.


Item 16. Exhibits.


        1     Form of Underwriting Agreement.
        4     Indenture, dated as of February 1, 1993, between the Company and Crestar Bank, Trustee. The form or forms of Security with respect to each particular series of Securities registered hereunder will be filed as an exhibit to a Current Report on Form 8-K and shall be deemed to be incorporated herein by reference.
        5-a   Opinion of John M. Walker, Vice President and General Counsel of the Company, as to the
              legality of the Securities to be issued.
        5-b   Opinion of Darlene D. Kleiner, Counsel for Bell Atlantic Corporation, as to the legality of the
              Securities to be issued.
        12    Computation of Ratio of Earnings to Fixed Charges.
        23-a  Consent of PricewaterhouseCoopers LLP, Independent Accountants.
        23-b  Consent of John M. Walker, Vice President and General Counsel of the Company (contained in his
              Opinion filed as Exhibit 5 hereto).

  24   Powers of Attorney.
  25   Statement of Eligibility of Crestar Bank, Trustee, on Form T-1.

Item 17. Undertakings. The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made of the Securities, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;


     (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.


     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.


     (5) To use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Securities Act of 1933, and relating to the securities, if any, offered at competitive bidding, as contained in this registration statement, together with any supplements thereto.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the Securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia on the 30th day of September, 1998.



                                             BELL ATLANTIC -- WASHINGTON, D.C.,
                                             INC.



                                             By     /s/ NEIL D. OLSON
                                               ---------------------------------
                                                     Neil D. Olson
                                                        Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated.




            Signature                                   Title                              Date
            ---------                                   -----                              ----
                  *
  -------------------------------
           Barbara L. Connor       Director                                       September 30, 1998

                  *
  -------------------------------
           Phoebe B. Dixon         Director                                       September 30, 1998

                  *
  -------------------------------
           Diane B. Gongaware      Director                                       September 30, 1998

                  *
  -------------------------------
            Edwin F. Hall          Controller (principal accounting officer)      September 30, 1998


                  *
  -------------------------------
           Marie C. Johns          President and Chief Executive Officer
                                   (principal executive officer) and Director     September 30, 1998

                  *
  -------------------------------
          Glenn N. Jones           Director                                       September 30, 1998

                  *
  -------------------------------
          Mark J. Mathis           Director                                       September 30, 1998

                  *
  -------------------------------
           Neil D. Olson           Treasurer (principal financial officer)        September 30, 1998

                  *
  -------------------------------
          John M. Walker           Director                                       September 30, 1998


*By: /s/ Neil D. Olson
     ------------------------------
     Neil D. Olson
        As Attorney-in-fact and on
        his own behalf as
        principal financial officer